   As Filed with the Securities and Exchange Commission on January 16, 1997
                                                      Registration No. 333-___

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                               ___________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                             USCS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                             94-1727009
          (State or other jurisdiction of            (I.R.S. Employer
           incorporation or organization)            Identification No.)

                            2969 Prospect Park Drive
                        Rancho Cordova, California  95670
               (Address of Principal Executive Offices) (zip code)

                        1996 DIRECTORS' STOCK OPTION PLAN
                            (Full Title of the Plans)

                             JAMES C. CASTLE, Ph.D.
                             Chief Executive Officer
                            USCS INTERNATIONAL, INC.
                            2969 Prospect Park Drive
                     Rancho Cordova, California  95670-6184
                     (Name and address of agent for service)

                                  916-636-4500
          (Telephone number, including area code, of agent for service)

                                 With a copy to:

                              GILLES S. ATTIA, ESQ.
                               Graham & James LLP
                          400 Capitol Mall, Suite 2400
                          Sacramento, California  95814
                                 (916) 558-6700

==============================================================================
                         CALCULATION OF REGISTRATION FEE
==============================================================================
                                        Proposed     Proposed
  Title of                              maximum      maximum
 securities                 Amount      offering     aggregate     Amount of
   to be                    to be       price per    offering     registration
 registered               registered    share(1)     price(1)         fee
==============================================================================
Common Stock,
par value $0.05
and related Preferred
Stock Purchase
Rights (the
"Rights")(2)             150,000 Shares  $ 17.06     $2,559,000     $775.45

==============================================================================

    (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933 based on average of the high and low prices of a share of Common Stock of the Company reported for trading on the Nasdaq National Market System on January 10, 1997.

    (2)   The Rights are attached to and trade with the Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents which have heretofore been filed by USCS International, Inc. (the "Registrant" or the "Company") with the
Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

          (a) Registrant's Prospectus filed with the Commission on June 21, 1996 pursuant to Rule 424(b)(4) of the Securities Act of 1933.

          (b) Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1996 and September 30, 1996, filed pursuant to Section 15(d) of the 1934 Act.

          (c) The description of Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on June 18, 1996, by which the shares of Common Stock of the Company were registered under Section 12 of the 1934 Act.

          All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The firm of Graham & James LLP has given an opinion as to the securities being registered pursuant to this Registration Statement. Certain attorneys of Graham & James LLP, counsel to the Registrant, own an aggregate of 5,845 shares of the Registrant's Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act.

     The Company's First Amended and Restated Certificate of Incorporation and Bylaws provide for expanded indemnification of directors and officers of the Company and limits the liability of directors of the Company. The Bylaws provide that the Company shall indemnify each person who is or was an officer or director of the Company, or is or was serving as an officer, director, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such right to indemnification includes the right to advancement of expenses incurred by such person prior to final disposition of the proceeding, provided that such director or officer shall provide the Company with an undertaking to repay all amounts so advanced if it shall ultimately be determined by final judicial decision that such person is not entitled to be indemnified for such expenses. The Bylaws also provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. No person shall be indemnified by the Court for any expenses or amounts paid in settlement with respect to any action to recover short-swing profits under
Section 16(b) of the Securities Exchange Act of 1934, as amended. The First Amended and Restated Certificate of Incorporation provides that if the Delaware General Corporation Law is amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The Company has also entered into agreements to indemnify its officers and directors in addition to the indemnification provided for in the Company's Bylaws.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          The following exhibits are filed with this Registration Statement.

          NUMBER    DESCRIPTION OF EXHIBIT

          4.1 First Amended and Restated Certificate of Incorporation of the Company dated April 23, 1996.*

          4.2 Certificate of Designation of Rights, Preferences and Privileges of Series A Stock.*

          4.3 Shareholder Rights Agreement dated December 30, 1988 among U.S. Computer Services, Westar Capital and Enterprise Partners.*

          4.4       Stockholder Rights Plan between the Company and Trustee.*

          4.5       By-laws of the Company.*

          5.1 Opinion of Graham & James LLP regarding legality of the shares of Common Stock.

          23.1      Consent of Graham & James LLP (incorporated by reference to
                    Exhibit 5.1 hereof).

          23.2      Consent of Price Waterhouse LLP.

          24.1      Power of Attorney (see page II-6).

          99.1      1996 Directors' Stock Option Plan.*

--------------------------
* Incorporated by reference to Registrant's Registration Statement on Form S-1, Registration No. 333-3842, filed pursuant to Section 5 of the Securities Act of 1933, as amended.

ITEM 9.   UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering.

     (c) The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware Corporation Law, the First Amended and Restated Certificate of Incorporation of the Registrant, the Bylaws of Registrant and the indemnification agreements described above in Item 6, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rancho Cordova, County of Sacramento, State of California, on the 15 day of January, 1997.

                              USCS INTERNATIONAL, INC.


                              By: /s/ James C. Castle
                                 --------------------------------------
                                  James C. Castle,
                                  Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James C. Castle and Douglas L. Shurtleff, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement and to perform any acts necessary in order to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


Dated: January 15, 1997       /s/ James C. Castle
                              -----------------------------------------
                              James C. Castle
                              Chief Executive Officer and
                              Chairman of the Board of Directors
                              (Principal Executive Officer)


Dated: January 15, 1997       /s/ George L. Argyros, Sr.
                              -----------------------------------------
                              George L. Argyros, Sr.
                              Director


Dated: January 15, 1997       /s/ George M. Crandell, Jr.
                              -----------------------------------------
                              George M. Crandell, Jr.
                              Director

Dated: January 15, 1997       /s/ Charles D. Martin
                              -----------------------------------------
                              Charles D. Martin
                              Director


Dated: January 15, 1997       /s/ Michael F. McGrail
                              -----------------------------------------
                              Michael F. McGrail
                              Director


Dated: January 15, 1997       /s/ Larry W. Wangberg
                              -----------------------------------------
                              Larry W. Wangberg
                              Director


Dated: January 15, 1997       /s/ Douglas L. Shurtleff
                              -----------------------------------------
                              Douglas L. Shurtleff
                              Senior Vice-President of Finance
                              and Chief Financial Officer
                              (Principal Financial Officer)


Dated: January 15, 1997       /s/ Zaida Klein
                              -----------------------------------------
                              Zaida Klein
                              Controller and Chief Accounting Officer
                              (Principal Accounting Officer)

                                INDEX TO EXHIBITS

Number    Description of Exhibit
------    ----------------------

 4.1      First Amended and Restated Certificate
          of Incorporation of the Company dated
          April 23, 1996.*

 4.2      Certificate of Designation of Rights,
          Preferences and Privileges of Series A
          Stock.*

 4.3      Shareholder Rights Agreement dated
          December 30, 1988 among U.S. Computer
          Services, Westar Capital and
          Enterprise Partners.*

 4.4      Stockholder Rights Plan between the
          Company and Trustee.*

 4.5      By-laws of the Company.*

 5.1      Opinion of Graham & James LLP regarding
          legality of the shares of Common Stock.

23.1      Consent of Graham & James LLP
          (incorporated by reference to
          Exhibit 5.1 hereof).

23.2      Consent of Price Waterhouse LLP.

24.1      Power of Attorney (see page II-6).

99.1      1996 Directors' Stock Option Plan.*

-------------------------
* Incorporated by reference to Registrant's Registration Statement on Form S-1, Registration No. 333-3842, filed pursuant to Section 5 of the Securities Act of 1933, as amended.

                                                                    EXHIBIT 5.1
                                  [LETTERHEAD]


January 15, 1997

USCS International, Inc.
2969 Prospect Park Drive
Rancho Cordova, California  95670


Ladies and Gentlemen:

You have requested our opinion as counsel for USCS International, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), and the Rules and Regulations promulgated thereunder, of an aggregate of 150,000 shares (the "Shares") of the Company's common stock, par value $0.05 per share (the "Common Stock"), issuable in connection with the Company's 1996 Directors' Stock Option Plan (the "Plan").

This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

For purposes of this opinion, we have examined the Registration Statement on Form S-8 to be filed with the Commission on or about January 15, 1997 (the "Registration Statement"). We have also been furnished with and have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed it necessary as a basis for the opinions hereafter expressed. As to questions of fact material to such opinions, we have, where relevant facts were not independently established, relied upon certifications by principal officers of the Company. We have made such further legal and factual examination and investigation as we deem necessary for purposes of rendering the following opinions.

In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the correctness of facts set forth in certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. We have also assumed that such documents have each been duly authorized, properly executed and delivered by each of the parties thereto other than the Company.

Our opinions below are limited to the laws of the States of California and Delaware and the federal securities laws of the United States.

USCS International, Inc.
January 15, 1997

Based on the foregoing, it is our opinion that all of the Shares, when issued and delivered against payment in full of the respective exercise prices in accordance with the terms of the Plan and agreements governing such options, will be legally and validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

Very truly yours,


/s/ Graham & James LLP
GRAHAM & JAMES LLP

                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 1996, except for Note 13 which is dated as of June 20, 1996, appearing on page F-2 of USCS
International, Inc.'s Registration Statement on Form S-1 for the three years ended December 31, 1995.


/s/ Price Waterhouse LLP
Sacramento, CA
January 15, 1997